UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Act of 1934

Date of Report (Date of earliest event reported): September 19, 2012

COMMISSION FILE NUMBER 0-28720
(Exact name of registrant as specified in its charter)

Delaware	73-1479833
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

40 Washington Street, Westborough, MA 01581
(Address of principal executive offices)(Zip Code)

(617) 861-6050
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) (b) On September 19, 2012, Mr. Richard Rotman resigned as a Director with the Company and as Chief Operating Officer, Vice President and Secretary of the Company. There are no known disagreements with the Company on any matter relating to the Company's operations, policies or practices. Mr. R. Rotman is not a member of any committee of the Board of Directors at the time of his resignation. Mr. R. Rotman has not furnished the Company with written correspondence concerning the circumstances surrounding his resignation. Mr. Rotman has been provided a copy of this Current Report on Form 8-K and agrees with the statements made by the Company made herein.

On September 24, 2012, Mr. James P. O'Neil resigned as a Director with the Company. There are no known disagreements with the Company on any matter relating to the Company's operations, policies or practices. Mr. O'Neil is not a member of any committee of the Board of Directors at the time of his resignation. Mr. O'Neil has not furnished the Company with written correspondence concerning the circumstances surrounding his resignation. Mr. O'Neil has been provided a copy of this Current Report on Form 8-K and agrees with the statements made by the Company made herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAID, INC.

Date: September 25, 2012	By:	/s/ W. Austin Lewis, IV
W. Austin Lewis, IV, President